Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Genasys Inc.

San Diego, California

We consent to the incorporation by reference in the Registration Statements (No. 333-204507), (No. 333-144698) and (No. 333-125454) on Form S-8 and (No. 333-172552) and (No. 333-243703) on Form S-3 of Genasys Inc. of our report dated December 9, 2020, relating to the consolidated financial statements of Genasys Inc, appearing in this Annual Report on Form 10-K of Genasys Inc. for the year ended September 30, 2020.

/s/ BAKER TILLY US, LLP

San Diego, CA
December 9, 2020